COMPANIES ACTS, 1963 to 2001

                                 ______________

                             PUBLIC LIMITED COMPANY

                                 ______________




                               M E M O R A N D U M

                                       and

                    A R T I C L E S O F A S S O C I A T I O N

                                       of

                              ELAN CORPORATION, plc
                                 ______________

                (As amended by all Special Resolutions up to and
                        including the 17th of June, 2004)





                    _________________________________________

                        Incorporated 18th December, 1969
                    _________________________________________





                              Elan Corporation, plc
                                  Lincoln House
                                  Lincoln Place
                                    Dublin 2
                                     Ireland

                        THE COMPANIES ACTS, 1963 to 2001
                                 _______________

                             PUBLIC LIMITED COMPANY
                                  ____________



                            MEMORANDUM OF ASSOCIATION

                                       of

                              ELAN CORPORATION, plc

                (As amended by all Special Resolutions up to and
                        including the 17th of June, 2004)

                                  _____________

1.   The name of the Company is "Elan Corporation, plc".

2.   The Company is to be a public limited company.

3.   The objects for which the Company is established are:-

     (1) To carry on all or any of the businesses of manufacturers, buyers, sellers, and distributing agents of and dealers in all kinds of patent, pharmaceutical, medicinal, and medicated preparations, patent medicines, drugs, herbs, perfumes, creams, unguents, hairdressings, washes, pomades, dyes, cosmetics, skin preparations, soaps, oils, oleaginous and vaporaceous substances, beauty specialties, preparations and accessories of every description, and of and in pharmaceutical, medicinal, proprietary and industrial preparations, compounds, and articles of all kinds, chemists, druggists, and chemical manufacturers, merchants and dealers; and to manufacture, make up, prepare, buy, sell, and deal in all articles, substances, and things commonly or conveniently used in or for making up, preparing, or packing any of the products in which the Company is authorised to deal, or which may be required by customers of or persons having dealings with the Company.

     (2) To establish, maintain and operate laboratories and shops for the purpose of carrying on chemical, physical and other research in medicine, chemistry, pharmacy, dentistry, industry or other unrelated or related fields.

     (3) To carry on any other business except the issuing of policies of insurance, which may seem to the Company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

     (4) As an object of the Company and as a pursuit in itself or otherwise, and whether for the purpose of making a profit or avoiding a loss or for any other purpose whatsoever (whether or not the Company derives any benefit therefrom), to engage in currency exchange and interest rate transactions and any other financial or other transactions of whatever nature, including (without limiting the foregoing) any transaction for the purposes of, or capable of being for the purposes of, avoiding, reducing, minimising, hedging against or otherwise managing the risk of any loss, cost, expense or liability existing, or which may arise, directly or indirectly, from a change or changes in any interest rate or currency exchange rate or in the price or value of any property, asset, commodity, index or liability or from any other risk of factor, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign and Irish currency, spot and forward exchange rate contracts, forward rate agreements, caps, floors and collars, futures, options, swaps, and any other currency interest rate and other hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing.

     (5) To invest any monies of the Company in such investments (including shares in the Company) and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

     (6) To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

     (7) To lend money to such persons or companies either with or without security and upon such terms as may seem expedient.

     (8) To borrow or raise or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the Company's property, both present and future, including its uncalled capital, and to purchase, redeem or pay off any such securities.

     (9) To adopt such means of making known the Company and its products and services as may seem expedient.

     (10) To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property, undertaking, rights or assets of the Company and for such consideration as the Company might think fit. Generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

     (11) To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of any person, firm or company, including (without prejudice to the generality of the foregoing) any company which is for the time being the Company's holding company as defined by Section 155 of the Companies Act, 1963, or another subsidiary as defined by the said Section of the Company's holding company or otherwise associated with the Company in business and to grant indemnities of all kinds whether with or without any such security as above mentioned.

     (12) To amalgamate with any other company.

     (13) To apply for, purchase or otherwise acquire any patents, brevets d'invention, licences, trade marks, technology and know-how and the like conferring any exclusive or non-exclusive or limited right to use or any secret or other information as to any invention or technology which may seem capable of being used, for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

     (14) To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture or otherwise with any person or company or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

     (15) To grant pensions or gratuities (to include death benefits) to any officers or employees or ex-officers or ex-employees of the Company, or its predecessors in business or the relations, families or dependants of any such persons, and to establish or support any non-contributory or contributory pension or superannuation funds, any associations, institutions, clubs, buildings and housing schemes, funds and trusts which may be considered calculated to benefit any such persons or otherwise advance the interests of the Company or of its members.

     (16) To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

     (17) To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares in the Company's capital or any debentures, debenture stock or other securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business.

     (18) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, letters of credit and other negotiable or transferable instruments.

     (19) To undertake and execute any trusts the undertaking whereof may seem desirable, whether gratuitously or otherwise.

     (20) To procure the Company to be registered or recognised in any country or place.

     (21) To promote freedom of contract and to counteract and discourage interference therewith, to join any trade or business federation, union or association, with a view to promoting the Company's business and safeguarding the same.

     (22) To do all or any of the above things in any part of the world as principal, agent, contractor, trustee or otherwise, and by or through trustees, agents or otherwise and either alone or in conjunction with others.

     (23) To distribute any of the property of the Company in specie among the members.

     (24) To do all such other things as the Company may think incidental or conducive to the attainment of the above objects or any of them.

         NOTE A: The objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in no wise limited or restricted by reference to, or inference from, the terms of any other paragraph.

         NOTE B: It is hereby declared that the word "company" in this clause (except where it refers to this Company) shall be deemed to include any partnership or other body of persons, whether or not incorporated and whether formed in Ireland or elsewhere.

4.   The liability of the members is limited.

5. The capital of the Company is (euro)33,502,500 divided into 670,000,000 Ordinary Shares of (euro)0.05 each, 1,000 non-voting Executive Shares of
     (euro)1.25 each and 25,000 "B" Executive Shares of (euro)0.05 each.

We, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a Company in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

________________________________________________________________________________

Names, Addresses and Descriptions           Number of Shares
of Subscribers                              taken by each Subscriber
________________________________________________________________________________




Donald M. Pratt,                                              One
32 Kildare Street,
Dublin 2.

Solicitor





Heather Johnston,                                             One
32 Kildare Street,
Dublin 2.

Secretary

________________________________________________________________________________

Total Shares taken:-                                          Two
________________________________________________________________________________


Dated the 15th day of December, 1969.

Witness to the above signatures:-

                  Simon C. K. Quick,
                  32 Kildare Street,
                  Dublin 2.

                  Solicitor



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





                          COMPANIES ACTS, 1963 to 2001
                                 _______________


                             PUBLIC LIMITED COMPANY
                                  ____________


                             ARTICLES OF ASSOCIATION

                                       of

                              ELAN CORPORATION, plc


(Adopted by Special Resolution passed the 25th of August, 1987 and subsequently amended by Special Resolutions passed the 25th of August 1988, the 24th of August 1989, the 27th August 1991, the 2nd of July 1992, the 6th of July 1995, the 27th of June 1996, the 20th June 1997, the 24th April 1998, the 14th May 1999 the 19th August 2002 and the 17th June 2004.)

                                  _____________

                                   PRELIMINARY

1. The regulations in Table A in the First Schedule to the Companies Act, 1963 shall not apply to the Company.

2. In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context -

________________________________________________________________________________

WORDS             MEANINGS
________________________________________________________________________________

The Act           The Companies Act, 1963.

The Acts The Companies Acts, 1963 to 2001 and every statutory modification or re-enactment thereof for the time being in force.

These Articles    These Articles of Association as originally framed or as
                  altered from time to time by Special Resolution.

Address Includes any number or address used for the purposes of communication by way of electronic mail or other Electronic Communication.

Advanced
Electronic
Signature         Has the same meaning as under the Electronic Commerce Act,
                  2000 (as amended or supplemented from time to time).

Electronic
Communication     Has the same meaning as under the Electronic Commerce Act,
                  2000 (as amended or supplemented from time to time).

Electronic
Signature         Has the same meaning as under the Electronic Commerce Act,
                  2000 (as amended or supplemented from time to time).

The Office        The registered office for the time being of the Company.

The Seal          The Common Seal of the Company.

Paid Up           Paid up and/or credited as paid up.

Dividend          Dividend and/or bonus.

In writing        Written, printed, photographed or lithographed or visibly
                  expressed in all or any of those or any other modes of representing or reproducing words provided that it shall not include writing in electronic form except as provided in these Articles and/or where it constitutes writing in electronic form sent to either the Company or a member of the Company, the Company or member of the Company has agreed to receipt in such form.

Class Meeting     Meeting of holders of one class of Shares in the Company.

Secretary         means any person appointed to perform the duties of the
                  Secretary of the Company and shall, if there is no Secretary capable of acting, include an Assistant Secretary or Acting
                  Secretary for the time being.

The Register      means the Register of Members to be kept as required by
                  Section 116 of the Act.

Words importing the singular number only shall include the plural number, and vice versa.

Words importing the masculine gender only shall include the feminine gender and vice versa.

Words importing persons shall include corporations.

"Ordinary Shares" shall include all categories of Ordinary Shares.

Subject as aforesaid, any words or expressions defined in the Acts shall, if not inconsistent with the subject or context, bear the same meanings in these Articles.



                                     CAPITAL

3. (i) The capital of the Company is (euro)33,502,500 divided into 670,000,000 Ordinary Shares of (euro)0.05 each, 1,000 non-voting Executive Shares of
     (euro)1.25 each and 25,000 "B" Executive Shares of (euro)0.05 each;

     (ii) The said non-voting Executive Shares shall confer on the holders thereof neither the right to receive notice of or to attend or vote at any meetings of the Company, nor the right to be paid a dividend out of the profits of the Company save such dividend as the Directors may from time to time determine. The holders of such non-voting Executive Shares shall rank in a winding up of the Company as regards return of capital in priority to the Ordinary Shares, but shall not be entitled to any participation in the profits or assets of the Company.

     (iii) The said "B" Executive Shares shall rank pari passu in all respects with the said Ordinary shares except, that the said "B" Executive Shares shall not confer on the holders thereof the right to be paid a dividend out of the profits of the company save such dividend as the Directors may from time to time determine. On a winding up the said "B" Executive Shares will confer on the holders thereof the right to a return of capital paid up thereon pari passu with the holders of the Ordinary shares but shall confer no right to participate in any surplus.

4. Without prejudice to any special rights for the time being conferred on the holders of any shares or class of shares any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions as the Company may by Special Resolution determine, and any Preference Share may be issued on the terms that it is, or at the option of the Company is to be liable, to be redeemed on such terms and in such manner as the Company may by Special Resolution determine.

5. (i) Subject to the provisions of and to the extent permitted by the Acts and the Companies Act, 1990, to any rights conferred on the holders of any class of shares and to the following paragraph of this Article, the Company may purchase any of its shares of any class and may cancel any shares so purchased or hold them as treasury shares, with liberty to reissue any such shares as shares of any class or classes;

     (ii) The Company shall not be required to select the shares to be purchased on a pro rata basis or in any particular manner whether as between the holders of the shares of the same class or as between the holders of shares of different classes or otherwise.


                               VARIATION OF RIGHTS

6. Whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may subject to the provisions of the Acts be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding-up, with the sanction of a Special Resolution passed at a Class Meeting of the holders of the shares of that class but not otherwise. To every Class Meeting all the provisions of these Articles relating to General Meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be two or more persons holding or representing by proxy at least a majority in nominal amount of the issued shares of the class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present those members who are present in person or by proxy shall be a quorum) and that the holders of shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively.

7. The special rights attached to any class of shares in the capital of the Company shall not (unless otherwise expressly provided by these Articles or the conditions of issue of such shares) be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.

                                     SHARES

8. Subject as regards new shares to the provisions of these Articles, the shares shall be under the control of the Directors who may, subject to the provisions of the Acts allot, grant options over or otherwise deal with or dispose of them to such persons at such times and generally on such terms and conditions as they think proper, but so that no shares shall be issued at a discount except in accordance with the provisions of the Acts and so that, in the case of all shares issued by the Company, the amount payable on application on each share shall not be less than the nominal amount of the share and the whole of any premium thereon.

9. The Company shall not give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company (if any) nor shall the Company make a loan for any purpose whatsoever on the security of its shares or those of its holding company (if any), but nothing in this Article shall prohibit transactions permitted by the Acts.

10. The Company may exercise the powers conferred by the Acts of paying commissions to persons subscribing or procuring subscriptions for shares of the Company or agreeing so to do, whether absolutely or conditionally, and any such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares of the Company, or partly in the one way and partly in the other: Provided that the rate per cent. of the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Acts and shall not exceed 10 per cent. of the price at which the shares in respect whereof the commission is paid are issued or an amount equivalent thereto. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

11. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fraction or part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder; this shall not preclude the Company from requiring the members or the transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

12. Every person whose name is entered as a member in the Register of Members shall be entitled without payment to one certificate for all his shares of each class and, if he transfers part of his holding, to one certificate for the balance. Upon payment of such sum, not exceeding ten pence for every certificate after the first, as the Directors shall from time to time determine, he shall also be entitled to several certificates, each for one or more of his shares. Every certificate shall be issued within two months after allotment or the lodgement with the Company of the transfer of the shares, unless the conditions of issue of such shares otherwise provide, and shall be under the Seal or under the official seal kept by the Company by virtue of section 3 of the Companies (Amendment) Act, 1977 and bear the signatures of one Director and the Secretary and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates and the amount paid up thereof; but so that the Directors may by resolution determine, either generally or in any particular case, that the signature of the Secretary or any Director may be affixed by some mechanical means or that such certificate shall bear no signatures, provided that the method is used only for certificates which have first been approved in writing for sealing by the Auditors, Transfer Auditors or Bankers of the Company. The Company shall not be bound to register more than four persons as the joint holders of any share (except in the case of executors or trustees of a deceased member) and in any case, not until such holders have supplied the Company with one address for the service of notices pursuant to Regulation 105 hereof and in the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

13. If any such certificate shall be worn out, defaced, destroyed or lost, it may be renewed on such evidence being produced as the Directors shall require, and, in case of wearing out or defacement, on delivery up of the old certificate and, in case of destruction or loss, on execution of such indemnity (if any) as the Directors may from time to time require. In case of destruction or loss, the member to whom such renewed certificate is given shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such destruction or loss and to such indemnity.


                               TRANSFER OF SHARES

14. All transfers of shares shall be effected by transfer in writing in any usual or common form or in any other form which the Directors may approve, but need not be under seal.

15. The instrument of transfer of a fully paid share shall be signed by or on behalf of the transferor and in the case of a share not fully paid the instrument of transfer shall also be signed by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

16. Every instrument of transfer shall be left at the Office for registration accompanied by the certificate of the shares to be transferred and such other evidence as the Company may require to prove the title of the transferor and his right to transfer the shares.

17. The registration of transfers may be suspended at such times and for such periods (not exceeding thirty days in any year) as the Directors may from time to time determine.

18. No fee shall be charged for registration of transfers or other documents relating to or affecting the title to any shares.

19. All instruments of transfer which shall be registered shall be retained by the Company.

20. Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by the allottee in favour of some other person.

                             TRANSMISSION OF SHARES

21. In the case of the death of a member, the survivors or survivor where the deceased was joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

22. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon producing such evidence of title as may from time to time be properly required by the Directors and subject as hereinafter provided, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall in either case have the same right to suspend registration as they would have had in the case of a transfer of the share by that member before the event upon which transmission took place.


23. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall testify his election by executing to that person a transfer of such share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer, and the registration of transfers of, shares shall be applicable to any such notice or transfer as if the event upon which the transmission took place had not occurred and the notice or transfer executed by the person from whom the title by transmission is derived.

24. A person becoming entitled to a share by transmission shall be entitled to receive and give a discharge for any dividends or other moneys payable on or in respect of the share, but he shall not be entitled to receive notices of, or to attend or vote at, meetings of the Company or (save as aforesaid) to exercise any of the rights or privileges of a member in respect of the share, unless and until he shall be entered in the Register of Members as the holder thereof; however, the Directors may at any time give notice requiring any person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.


                               INCREASE OF CAPITAL

25. The Company may from time to time by Ordinary Resolution increase its share capital by such sum to be divided into shares of such amount as the resolution shall prescribe.

26. Subject to the provisions of the Acts, the new shares shall be issued to such persons, upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct and, if no direction be given, as the Directors shall determine and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the Company and with a special, or without any, right of voting.

27. Except so far as otherwise provided by the conditions of issue or by these presents, any capital raised by the creation of new shares shall be considered part of the pre-existing ordinary capital and shall be subject to the provisions herein contained with reference to transfer, transmission and otherwise.


                              ALTERATION OF CAPITAL

28.  The Company from time to time may by Ordinary Resolution:-

     (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares,

     (b) sub-divide its shares, or any of them, into shares of smaller amount, so however that the resolution whereby the share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have such preferred or other special rights over, or may have such deferred rights or be subject to such restrictions as compared with, the others as the Company has power to attach to any unissued or new shares,

     (c) cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled and may by Special Resolution reduce its share capital, any capital redemption reserve fund and any share premium account in any manner authorised by the Acts.


                                GENERAL MEETINGS

29. The Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one Annual General Meeting and that of the next.

30. (a) The Annual General Meeting shall be held at such time and place as the Directors shall determine. All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

     (b) Every Annual General Meeting shall be held in the Republic of Ireland unless either all the members entitled to attend and vote at such meetings consent in writing to its being held elsewhere or a resolution providing that it be held elsewhere shall have been passed at the preceding Annual General Meeting.

31. The Directors may at any time call an Extraordinary General Meeting. Extraordinary General Meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as is provided by the Act.

                           NOTICE OF GENERAL MEETINGS

32. In the case of an Annual General Meeting or of a meeting for the passing of a Special Resolution twenty-one clear-days' notice at the least, and in any other case 14 clear days' notice at the least, shall be given in writing (including writing in electronic form) in manner hereinafter mentioned to all the members (other than those who under the provisions of these Articles or the conditions of issue of the shares held by them are not entitled to receive the notice) and to the Auditors for the time being of the Company.

33.  Such notice shall state:-

     (a)  the place, the day and the hour of the meeting,

     (b) in any case where there is to be special business, the general nature of such business,

     (c) that the meeting is the Annual General Meeting, where such is the case and

     (d) in reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote in his place and that a proxy need not be a member of the Company.

34. Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors of the Company have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Acts permit) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Acts.

35. The accidental omission to give notice, to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at any General Meeting.


                         PROCEEDINGS AT GENERAL MEETINGS

36. All business shall be deemed special that is transacted at an Extraordinary General Meeting. All business that is transacted at an Annual General Meeting shall also be deemed special, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and reports of the Directors and Auditors, the election of Directors in the place of those retiring, the re-appointment of the retiring Auditors and the fixing of the remuneration of the Auditors.

37. No business shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Three or more members present in person or by proxy being holders of not less than one third of the Issued Ordinary Shares shall be a quorum.

38. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Directors may determine, and, if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the meeting shall be dissolved.

39. The Chairman may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place. Whenever a meeting is adjourned for fourteen days or more, seven clear days' notice at the least, specifying the place, the day and the hour of the adjourned meeting shall be given as in the case of the original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

40. The Chairman (if any) of the Board of Directors, or in his absence the Deputy Chairman (if any) of the Board of Directors, or in his absence some other Director nominated by the Directors, shall preside at every General Meeting, but if at any meeting neither the Chairman, nor the Deputy Chairman, nor such other Director be present within fifteen minutes after the time appointed for holding the same, or if none of them be willing to act as Chairman, the Directors present shall choose some Director present to be Chairman, or if no Director be present or if all the Directors present decline to take the chair, the members present shall choose some member present to be Chairman.

41. At any General Meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless, before or upon the declaration of the result of the show of hands, a poll is demanded in accordance with the provisions hereinafter contained. Unless a poll be so demanded, a declaration by the Chairman that a resolution has been carried, or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

42.  (i) A poll may be demanded by the Chairman, or

     (a) by not less than three members having the right to vote at the meeting, or

     (b) by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting.

     (ii) The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

     (iii) The demand for a poll may be withdrawn.

     (iv) The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll, and for the purposes of this Article a demand by a person as proxy for a member shall be the same as a demand by the member.

     (v) A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such time (not being more than thirty days from the date of a meeting or adjourned meeting at which the poll was demanded) and place as the Chairman shall direct and shall be taken in such manner (including the use of ballot or voting papers) as the Chairman shall direct. The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

     (vi) If any vote shall be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the meeting or adjourned meeting at which the vote is given and not in that case unless it shall in the opinion of the Chairman of the meeting be of sufficient magnitude to vitiate the result of the voting.


     (vii) On a poll a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.


                                VOTES OF MEMBERS

43. Votes may be given either personally or by proxy. Subject to any special rights or restrictions as to voting attached to any class of shares, on a show of hands every member who is present in person and entitled to vote and every proxy shall have one vote, so, however, that no individual shall have more than one vote and upon a poll every member present in person or by proxy shall have one vote for every share of which he is the holder.

44. A corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

45. A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis or other person in the nature of a committee, receiver or curator bonis appointed by such court, and such committee, receiver, curator bonis or other person may on a poll vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

46. In the case of joint holders of a share, if only one votes, his act binds all the joint holders, if more than one vote, the act of the majority so voting binds all; and, if more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the shares in question proportionately. Any of such votes may be exercisable in person or by proxy.

47. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision in the absence of manifest error, shall be final and conclusive.

48. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation, either under its common seal or under the hand of an officer or attorney so authorised. An instrument of proxy may be in any common form or in such other form as the Directors shall approve. Instruments of proxy need not be witnessed.

49. Any person (whether a member of the Company or not) may be appointed to act as a proxy. A member may appoint more than one proxy as alternates to attend on the same occasion.

50. Any proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. In the case of two or more proxies for the same shares the most recently dated of such proxies shall be controlling.

51. The Directors may at the expense of the Company send, by post or otherwise, to the members instruments of proxy (with or without stamped envelopes for their return) for use at any General Meeting or at any Class Meeting, either in blank or nominating any one or more of the Directors or any other persons, in the alternative. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy.

52. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal, or the revocation of the proxy or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.


                                    DIRECTORS

53. Unless otherwise determined by the Company by Ordinary Resolution, the number of Directors shall be not less than three and not more than fifteen.

54. A Director shall not require a share qualification but nevertheless shall be entitled to attend and speak at any General Meeting and at any Class Meeting.

55. The Directors shall be entitled by way of remuneration to such sum (if any) as shall from time to time be voted to them by the Company by Ordinary Resolution, and any such sum (unless otherwise determined by the resolution by which it is voted) shall be divided amongst the Directors as they shall agree or, failing agreement, equally. The Directors' remuneration shall be deemed to accrue from day to day.

56. The Directors shall also be entitled to be paid all travelling, hotel and other expenses incurred by them respectively in and about the performance of their duties as Directors, including their expenses of travelling to and from meetings of the Directors or Committees of the Directors or General Meetings or Class Meetings.

57. Any Director who serves on any Committee or who devotes special attention to the business of the Company or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director may be paid such extra remuneration by way of salary, commission, participation in profits or otherwise as the Directors may determine.


                   APPOINTMENT, ROTATION, DISQUALIFICATION AND
                              REMOVAL OF DIRECTORS

58. Subject to the provisions of these Articles, one-third of the Directors for the time being, or, if their number is not three or a multiple of three, then the number nearest to one-third shall retire from office at each Annual General Meeting: Provided that if at any Annual General Meeting the number of Directors who are subject to retirement by rotation shall be two, one of such Directors shall retire, and if the number of such Director shall be one, that Director shall retire.

59. Subject to the provisions of these Articles, the Directors to retire at each Annual General Meeting shall be the Directors who have been longest in office since their last appointment. As between Directors of equal seniority, the Directors to retire shall in the absence of agreement be selected from among them by lot. Subject as aforesaid, a retiring Director shall be eligible for re-appointment and shall act as a Director throughout the meeting at which he retires.

60. The Company may by Ordinary Resolution at the meeting at which any Director retires in manner aforesaid fill up the vacated office by appointing a person thereto and, in default, the retiring Director, if willing to act, shall be deemed to have been re-appointed unless at such meeting it is expressly resolved not to fill such vacated office or a resolution of the re-appointment of such Director shall have been put to the meeting and lost.

61. At a General Meeting a motion for the appointment of two or more persons as Directors of the Company by a single resolution shall not be put unless a resolution that it shall be so put has been first agreed to by the meeting without any vote being given against it.

62. No person other than a Director retiring at the meeting shall, unless recommended by the Directors for appointment, be eligible for appointment to the office of Director at any General Meeting unless, within the prescribed time before the day appointed for the meeting, there shall have been given to the Company notice in writing by some member duly qualified to be present and vote at the meeting of his intention to propose such person for appointment and also notice in writing, signed by the person to be proposed, of his willingness to be appointed. The prescribed time above mentioned shall be such that, between the date when the notice is served or deemed to be served and the day appointed for the meeting, there shall be not less than seven nor more than forty-two days.

63. The Company may by Ordinary Resolution increase or reduce the number of Directors.

64. The Directors may from time to time and at any time appoint any person to be a Director either to fill a casual vacancy or as an additional Director provided that the total number of

     Directors shall not exceed the maximum number fixed by or in accordance with these Articles. Subject to the provisions of the Act, a Director so appointed shall hold office only until the conclusion of the Annual General Meeting following next after his appointment, when he shall retire. A Director who retires under this Article shall be eligible for re-appointment at the meeting at which he retires but shall not be taken into account in determining the rotation or retirement of Directors or the number of Directors to retire at such meeting.

65.  The office of a Director shall be vacated forthwith:

     (a) If a receiving order be made against him or he make any arrangement or composition with his creditors generally;

     (b)  If he become of unsound mind;

     (c) If he cease to be a Director, or be prohibited from being a Director by an Order made, under any provisions of the Acts;

     (d) If he (not being a Director holding for a fixed term an executive office in his company as a Director) resign his office by notice in writing to the Company; or

     (e) If he be absent from meetings of the Directors for twelve successive months without leave and his alternate Director (if any) shall not during such period have attended in his stead and the Directors resolve that his office be vacated.

66. The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with the provisions of the Acts, remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may, if thought fit, by Ordinary Resolution appoint another Director in his stead. The person appointed shall be subject to retirement at the same time as if he had become a Director on the date on which the Director in whose place he is appointed was last appointed a Director. Nothing in this Article shall be taken as depriving a person removed thereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.

67.(1) (a) The Directors may from time to time appoint one or more of their body to be the holder of any executive office on such terms and for such period as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment.

     (b) In the case of a Director so appointed to the office of Managing Director his appointment shall be automatically terminated if he cease from any cause to be a Director (without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company).

     (c) A Director so appointed to any executive office shall be subject to retirement in accordance with these Articles.

     (d) A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another, as the Directors may determine.

     (e) The Directors may confer upon a Director holding any such executive office any of the powers exercisable by them as Directors (save the control of shares) upon such terms and conditions and with such restrictions as they think fit and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw or vary all or any such powers.

     (2) A Director may from time to time appoint another Director or any other person to be his alternate. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote as a Director (having an additional vote for each Director for whom he acts as alternate) at any such meeting at which the Director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the Director appointing him. Every such alternate shall also be entitled in the absence of the Director appointing him to sign on his behalf a resolution in writing of the Directors. Every such alternate shall be an officer of the Company and shall not be deemed to be the agent of the Director appointing him. The remuneration of an alternate shall be payable out of the remuneration payable to the Director appointing him, and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the Director appointing him. If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine: Provided that if any Director retires by rotation but is re-appointed by the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-appointment as if he had not so retired. All appointments and revocations of appointments of alternate Directors shall be in writing under the hand of the Appointer left at or sent by telex or facsimile to the office.

                               POWERS OF DIRECTORS

68. The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Acts or by these regulations, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these regulations, to the provisions of the Acts and to such directions, being not inconsistent with the aforesaid regulations or provisions, as may be given by the Company in general meeting; but no direction given by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that direction had not been given.

69.  Without prejudice to the generality of the foregoing provisions:-

     (a) The Directors may make such arrangements as may be thought fit for the management of the Company's affairs in the Republic of Ireland or abroad and may for this purpose appoint local boards, attorneys and agents and fix their remuneration and delegate to them such powers as may be deemed requisite or expedient.

     (b) The Directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid and holding, or who held, any salaried employment, office or place of profit in the Company or such other company, and the wives, widows, families and dependants of any such persons, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid, subject always, if the Acts shall so require, to particulars with respect thereto being disclosed to the members and to the proposal being approved by the Company by Ordinary Resolution. A Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

     (c) Subject as provided in Part III of the Companies (Amendment) Act, 1983 and subject as hereinafter provided the Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking property, assets and uncalled capital or any part thereof, and subject to Section 20 of the Companies (Amendment) Act, 1983 to issue debentures, debenture stock and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.


70. (a) A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the Directors shall arrange.

     (b) A Director may be or become a director or officer of, or otherwise interested in, any company holding shares in the Company, any associated company or any company promoted by the Company or in which the Company may be interested as a member or otherwise and no such Director shall be accountable for any remuneration or other benefits received by him as a director or officer of or from his interest in such other company. The Directors may also exercise the voting power conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolution appointing them or any of their number directors or officers of such other company or voting or providing for the payment of remuneration to the directors or officers of such other company; provided always that a Director may not vote in favour of the exercise of such voting power in manner aforesaid if he has an interest which (together with any interest of any person connected with him (within the meaning of Section 26 of the Companies Act 1990)) is a material interest (other than by virtue of his interest in shares or debentures or other securities of, or otherwise in or through, the Company) save where such interest arises in respect of a resolution relating to another company in which he does not hold an interest in shares (as that term is used in Part IV, Chapter 2 of the Companies Act, 1990) representing one per cent or more of either any class of the equity share capital, or the voting rights, in such company. For the purposes of this paragraph "equity share capital" means, in relation to a company, its issued share capital excluding any part of that capital which, neither as respects dividend nor as respects capital, carries any right to participate beyond a specified amount in a distribution.


     (c) A Director who is in any way, whether directly or indirectly interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, if his interest then exists, or in any other case at the first meeting of the Directors after he becomes so interested. A general notice given by a Director to the effect that he is a member of a specified company or firm and is to be regarded as interested in all transactions with such company or firm shall be sufficient declaration of interest under this Article, and after such general notice it shall not be necessary to give any special notice relating to any subsequent transaction with such company or firm, provided that either the notice is given at a meeting of the Directors or the Director giving the same takes reasonable steps to secure that it is brought up and read at the next meeting of Directors after it is given.

     (d) (i) Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has an interest which (together with any interest of any person connected with him (within the meaning of Section 26 of the Companies Act, 1990)) is a material interest otherwise than by virtue of his interest in shares or debentures or other securities of, or otherwise in or through, the Company. A Director shall be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

          (ii) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

          (iii) If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the members of the Board whose votes are not in question.

          (iv) The Company may by Ordinary Resolution ratify any transaction not duly authorised by reason of a contravention of this Article.

71. A copy of every declaration made and notice given under the preceding Article shall within three days after the making or giving thereof be entered in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or member of the Company at the Office and shall be produced at every General Meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

72. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner and by such persons, whether Directors or not, as the Directors shall from time to time determine.


                            PROCEEDINGS OF DIRECTORS

73. The Directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they think fit. A Director who is also an alternate Director shall be entitled in the absence of the Director by whom he was appointed to a separate vote on behalf of such Director in addition to his own vote. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the Chairman of the meeting shall have a second or casting vote.

74. The Chairman may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Directors.

75. The quorum necessary for the transaction of the business of the Directors shall be one third or such higher proportion as from time to time may be fixed by the Directors. An alternate Director shall be counted in a quorum.

76. The continuing Directors or Director may at any time act notwithstanding any vacancy in their body: Provided that, in case the Directors shall at any time be reduced in number to less than the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of appointing an additional Director or Directors to make up such minimum, or of summoning a General Meeting of the Company, but for no other purpose.

77. The Directors may from time to time appoint and remove a Chairman and a Deputy Chairman. The Chairman shall preside at all meetings of the Directors but, if at any meeting the Chairman be not present, the Deputy Chairman shall preside. If no Deputy Chairman shall have been appointed or if the Deputy Chairman be not present, the Directors present shall choose one of their number to be Chairman of such meeting.

78. The Directors may delegate any of their powers to Committees as they think fit; any Committee may consist of one or more Directors, and the Directors shall be entitled to appoint such other persons as they consider expedient to a Committee, and to fix the remuneration of any such persons; provided that a majority of the members of a Committee shall at all times be Directors. Any Committee so formed shall be in the exercise of any power so delegated conform to any regulations that may from time to time be imposed upon it by the Directors.

79. The meetings and proceedings of any such Committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.

80. All acts bona fide done by any meeting of Directors or of a Committee of Directors or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote provided such action is subsequently duly ratified.

81. The Directors shall cause proper minutes to be made of all proceedings of General Meetings and Class Meetings of the Company and of meetings of Directors and Committees of Directors and of the attendances thereat and of all appointments of officers made by the Directors.

82. A resolution in writing signed by all the Directors shall be as effective for all purposes as a resolution duly passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors.

83. (a) For the purpose of these Articles the contemporaneous linking together by telephone or other means of communication of a number of the Directors not less than the quorum, shall be deemed to constitute a meeting of the Directors and all the provisions in these Articles as to the meetings of the Directors shall apply to such meetings so long as the following conditions are met:-

          (i) All the Directors for the time being entitled to receive notice of a meeting of the Directors (including any alternate for any Director) shall be entitled to notice of any meeting of the Directors to be held by way of telephone communication or otherwise. Notice of any such meeting may be given by telephone or any other means of communication;

          (ii) Each of the Directors taking part in the meeting by telephone or other means of communication and, if in attendance, the Secretary, must be able to hear each of the other Directors taking part at the commencement of the meeting;

          (iii) At the commencement of the meeting each Director must acknowledge his presence for the purpose of a meeting of the Directors of the Company to all the other Directors taking part.

     (b) A Director may not leave the meeting by disconnecting his telephone or other means of communication, unless he has obtained the prior express consent of the Chairman of the meeting, and a Director shall be conclusively presumed to have been present and to have formed part of the quorum at all time during the meeting by telephone or other means of communication unless he had previously obtained the express consent of the Chairman of the meeting to leave the meeting aforesaid).



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

     (c) A minute of the proceedings at such meeting by telephone or other means of communication shall be sufficient evidence of such proceedings and of the observance of all necessary formalities, if certified as a correct minute by the Chairman of the meeting.


                                    SECRETARY

84. The Secretary shall be appointed by the Directors and any Secretary so appointed may be removed by them. The Directors may also appoint one or more Assistant Secretaries. An Assistant Secretary may carry out any of the functions of a Secretary which is required or authorised to be done by a Secretary under the Act. Anything by the Act required or authorised to be done by the Secretary or an Assistant Secretary may, if both offices are vacant or there is for any other reason no Secretary or Assistant Secretary capable of acting, be done by any officer of the Company authorised generally or specially on that behalf by the Directors: provided that any provision of the Act or these Articles requiring or authorising a thing to be done by a Director and the Secretary shall not be satisfied by its being done by the same person acting both as a Director and as, or in the place of, the Secretary.


               REGISTER OF DIRECTORS' SHARE AND DEBENTURE HOLDINGS

85. A register of Directors' share and debenture holdings when required by the Acts shall be kept at the same office as that at which the Register of Members is kept and shall be open to the inspection of any member or holder of debentures of the Company on each day during which the same is bound to be open for inspection pursuant to the Acts.


                                    THE SEAL

86. The Directors shall provide for the safe custody of the Seal and the Seal shall never be used except by the authority of the Directors or of a committee of Directors authorised by the Directors and (subject to the provisions of these Articles in relation to share certificates) every instrument to which the Seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose.

87. The Company may have an official seal for use abroad under the provisions of the Acts where and as the Directors shall determine and the Company may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such official seal and may impose such restrictions on the use thereof as shall be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

88. The Company may have, for use for sealing securities issued by the Company and for sealing documents creating or evidencing securities so issued, an official seal which is a facsimile of the Seal with the addition on its face of the word "Securities".

                                    DIVIDENDS

89. Subject to any preferential or other special rights for the time being attached to any class of shares, the profits of the Company available for distribution which it shall from time to time be determined to distribute by way of dividend shall be applied in payment of dividends upon the shares of the Company in proportion to the amount paid up thereon respectively otherwise than in advance of calls. All dividends shall be apportioned and paid pro rata according to the amounts for the time being paid up on the shares during the period in respect of which the dividend is paid except that if any share is issued on terms providing that it shall rank for dividend as if paid up (in whole or in part) as from a particular date such share shall rank for dividend accordingly.

90. The Company in General Meeting may from time to time declare dividends, but no dividend shall be payable otherwise than out of the profits of the Company which it is lawful to distribute. No higher dividend shall be paid than is recommended by the Directors.

91. Subject to the provisions of the Acts, the Directors may if they think fit from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company. If at any time the share capital of the Company is divided into different classes the Directors may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Directors act bona fide they shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights. The Directors may also pay half-yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate if they are of opinion that the profits justify the payment.

92. The Directors may deduct from any dividend or other moneys payable on or in respect of any shares held by a member all sums of money (if any) immediately payable by him to the Company on account of calls or otherwise in relation to shares of the Company.

93. All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. No dividend shall bear interest as against the Company.

94. Any dividend or other moneys payable on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto and, in the case of joint holders, to the first named of such joint holders or to such person and such address as the holder or joint holders may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders may direct and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the persons entitled to the money represented thereby.

95. If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

96. A General Meeting declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets (in particular, of paid up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of members and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as the Directors think expedient and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part thereof, and otherwise as they think fit.


                                    RESERVES

97. The Directors may before recommending any dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company (including any premiums received upon the issue of debentures or other securities of the Company) such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think it prudent not to divide.


                            CAPITALISATION OF PROFITS

98. The Company may by Ordinary Resolution on the recommendation of the Directors resolve that it is desirable to capitalise the whole or any part of the amounts for the time being standing to the credit of any of the Company's reserves or reserve accounts (including any capital redemption reserve fund or share premium account) or to the credit of the profit and loss account (whether or not such amounts are available for distribution) and accordingly that the Directors be authorised and directed to appropriate the amounts resolved to be capitalised to the members in proportion in which such amounts would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such amounts on their behalf, either in or towards paying up the amounts (if any) for the time being unpaid on any shares or debentures held by such members respectively or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such amounts, or partly in one way and partly in the other, such shares or debentures to be allotted and distributed, credited as fully paid up, to and amongst such members in the proportion aforesaid.

99. Whenever such a resolution as aforesaid shall have been passed, the Directors shall, subject to the provisions of the Acts, make all appropriations and applications of the amounts or sum resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures (if any) and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter, on behalf of all the members entitled to the benefit of such appropriations and applications, into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, and any agreement made under such authority shall be effective and binding on all such members.



                                    ACCOUNTS

100. The Directors shall cause proper accounts to be kept in accordance with the provisions of the Acts.

101. The books of account shall be kept at the Office or (subject to the provisions of the Acts) at such other place as the Directors shall think fit and shall always be open to the inspection of the Directors. No member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors.

102. The Directors shall from time to time, in accordance with the provisions of the Act, cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are specified in the Acts.

103. A copy of the Directors' and Auditors' reports, accompanied by copies of the balance sheet, profit and loss account and other documents required by the Acts to be annexed to the balance sheet, shall, twenty-one days at the least before the Annual General Meeting, be delivered or sent by post to the registered address of every member and every holder of debentures of the Company (whether or not they are entitled to receive notice of meetings) and to the Auditors, provided that, if copies of such documents are sent less than twenty-one days before the date of the meeting, they shall, notwithstanding that fact, be deemed to have been duly sent if it is so agreed by all the members entitled to attend and vote at the meeting.

104. The Auditors' Report shall be read before the Company in General Meeting and shall be open to inspection by any member.

105. Every account of the Directors when audited and approved by an Annual General Meeting shall be conclusive except as regards any error discovered therein within three months next after the approval thereof. Whenever such an error is discovered within that period, the account shall forthwith be corrected and thereupon shall be conclusive.


                                      AUDIT

106. The provisions of the Acts in regard to audit and Auditors shall be observed.



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



                                     NOTICES

107. A notice or other document may be served by the Company upon any member either personally or by sending it through the post in a prepaid letter addressed to such member at his address as appearing in the Register of Members or by sending the same by electronic mail or other form of Electronic Communication approved by the Directors to the address of any member notified to the Company by the member for such purpose. In the case of joint holders of a share, all notices shall be sent to the address appearing in the Register of Members in respect of the joint holding (or in the case of a notice sent by electronic mail, to the address in respect of the joint holding notified to the Company by the joint holders for such purpose) and notice so given shall be sufficient notice to all the joint holders.


108. Any member described in the Register of Members by an address not within the Republic of Ireland or the United States of America who shall from time to time give the Company an address within the Republic of Ireland or the United States of America at which notices may be served upon him shall be entitled to have notices served upon him at such address or shall be entitled to receive notices by electronic mail, or other form of Electronic Communication approved by the Directors, to be sent to an address notified to the Company by the member for such purpose.

109. Every legal personal representative, committee, receiver curator bonis or other legal curator, assignee in bankruptcy or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member or, in the event of a notice given or delivered by electronic mail, or other form of Electronic Communication approved by the Directors, if sent to the address notified by the member to the Company for such purpose, notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

110. Any notice or other document if served personally shall be deemed to have been served upon delivery and if served by post shall be deemed to have been served on the day following that on which the envelope or wrapper containing the same was posted, and in proving such service it shall be sufficient to prove that the envelope or wrapper containing the notice was properly addressed and put into the post office. A certificate in writing signed by the Secretary or any other officer of the Company that the envelope or wrapper containing the notice was so addressed and posted shall be conclusive evidence thereof. Where a notice or other document is served by electronic mail, or other form of Electronic Communication approved by the Directors, such notice or other document shall be deemed to have been served forty-eight (48) hours after the despatch of the Electronic Communication and a transmission report shall be conclusive evidence thereof.

111. The signature to any notice to be given by the Company may be written or printed or in the case of a notice in electronic form the signature may be an Electronic Signature, Advanced Electronic Signature or otherwise as the Directors may approve.

112. Where a given number of days' notice, or notice extending over any other period, is required to be given, the day of service shall, unless it is otherwise provided, be counted in such number of days or other period.

                                   WINDING-UP

113. If the Company shall be wound up (whether the liquidation is voluntary or by the court) the Liquidator may, with the authority of a Special Resolution, divide among the members in specie the whole or any part of the assets of the Company, whether such assets shall consist of property of one kind or of properties of different kinds, and may for such purpose set such value as he deems fair upon each kind of property and may determine subject to the rights of the holders of any class of preferential shares, how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members and for contributories as the Liquidator, with the like authority, shall think fit and the liquidation of the Company may be closed and the Company dissolved, but so that no member shall be compelled to accept any shares in respect of which there is a liability.

114. Without prejudice to the rights of holders of shares issued upon special terms and conditions if the Company shall be wound up and the assets available for distribution among the members shall be insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the nominal amount of the share capital held by them but, if the assets available for distribution among the members shall be sufficient or more than sufficient to repay the whole of the paid up capital, such assets shall be applied first in paying off the whole of the paid up capital and secondly, in distributing the balance amount the members in proportion to the nominal share capital held by them.


                                    INDEMNITY

115. Every Director and other officer of the Company (other than an Auditor) shall be indemnified out of the assets of the Company against any cost, expense, liability or other matter incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the Court under the Acts.

                NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS
           ___________________________________________________________






         Donald Pratt,
         32 Kildare Street,
         Dublin 2.

                           Solicitor.







         Heather Johnston,
         32 Kildare Street,
         Dublin 2.

                           Secretary



           ___________________________________________________________



         Dated the 15th day of December 1969.


Witness to the above Signatures:-


                                    Simon C.K. Quick,
                                    32 Kildare Street,
                                    Dublin 2.
                                    Solicitor